EXHIBIT 10.4

                          DEVELOPMENT AGREEMENT

     THIS AGREEMENT is effective on this 1st day of January 1997, by and between Mallinckrodt Inc., acting by and through its Pharmaceutical Chemicals division ("Mallinckrodt"), and Entropin, Inc. ("Entropin").

     WHEREAS, Entropin is the owner of certain formulae, patents and other intellectual property relative to a prescription strength dosage analgesic currently in the early stages of development known as Esterom ("Product");

     WHEREAS, Entropin is desirous of entering into an agreement with another party to develop the bulk active ingredient of Product ("Bulk Active");

     WHEREAS, Mallinckrodt is capable of undertaking the development of the Bulk Active and Entropin is willing to contract with Mallinckrodt for the provision of such services;

     WHEREAS, Entropin is also in need of a third party to manufacture and supply Bulk Active to Entropin on a continuing basis once the Product has been developed; and

     WHEREAS, Mallinckrodt has the expertise and capability to supply Entropin with its requirements for the Bulk Active and Entropin is willing to purchase its requirements of the Bulk Active from Mallinckrodt;

     NOW, THEREFORE, in consideration of the promises and mutual covenants and undertakings set forth herein, Entropin and Mallinckrodt hereby agree as follows:

     1.  Duty of Mallinckrodt to Develop Bulk Active.
         -------------------------------------------

     (a) Mallinckrodt will employ all reasonable efforts to develop the Bulk Active in accordance with the timetable and milestones set forth on Exhibit A attached hereto. In the event that, despite the efforts of Mallinckrodt to prevent any delay, there is a delay in the development and/or production of the Bulk Active, Mallinckrodt will have no liability to Entropin whatsoever; provided that, in the event that Mallinckrodt becomes aware of any reasonably possible delay in development and/or production, Mallinckrodt shall give notice to Entropin as soon as possible of the nature of any such delay, the anticipated length of any such delay, the reasons therefor and the steps that Mallinckrodt intends to adopt to shorten or eliminate any such delay. Entropin agrees to provide Mallinckrodt with any cooperation Mallinckrodt reasonably requests to shorten or eliminate any such delay. Furthermore, the parties agree that if any delay in meeting the milestones set forth in Exhibit A is not occasioned by any action of or omission to act by Mallinckrodt but is instead the result of circumstances that are unavoidable and/or not reasonably foreseeable, then the parties will agree to a revision to Exhibit A that, under the circumstances, is appropriate and provides Mallinckrodt with a fair chance of success in achieving any such revised timetable.

     (b) The Bulk Active to be developed by Mallinckrodt hereunder will have specifications meeting or exceeding those set forth on Exhibit B attached hereto. In the event that either party, during the course of the development of the Bulk Active, deems it necessary or advisable to change the specifications set forth on Exhibit B, such party shall give notice to the other party of the nature of the change desired and the reasons therefor. In the event Entropin is the party requesting the change, Mallinckrodt shall have the right to withhold its consent to such change; provided, however, if Mallinckrodt does provide its consent to such change, Mallinckrodt shall have the right to demand reasonable compensation or other contractual relief (including, without limitation, alteration of the timetable and milestones set forth on Exhibit A hereto) by notice to Entropin and, should Entropin fail to agree to such demands by Mallinckrodt, Mallinckrodt shall have the right, immediately upon notice to Entropin, to terminate this Agreement and its responsibilities hereunder without liability of any kind, in addition to any other right of termination it may have hereunder. In the event Mallinckrodt is the party requesting the change, Entropin shall have the right to withhold its consent to such change, if it determines that doing so will adversely affect the marketability, FDA approvability, or cost of the Product and such change will increase materially the amount of time required to complete development of the Bulk Active.

     (c) Nothwithstanding the foregoing subsections (a) and (b), the parties agree to cooperate fully with each other in the development of the Bulk Active, and to that end each party will provide the other with such access to its confidential information and personnel as is reasonably necessary under the circumstances to allow the development of the Bulk Active to proceed in accordance with the provisions hereof.

     (d) In its performance hereunder, Mallinckrodt will take all actions necessary to comply with all requirements of the FDA, including complying with current Good Manufacturing Practices requirements. Entropin, for its part, will keep Mallinckrodt fully apprised of all written or oral communications with the FDA that may affect Mallinckrodt's performance hereunder in any manner.

     2.  Progress Reports, Meetings and Rights of Review.
         -----------------------------------------------

     (a) The parties understand that there will be difficulties and issues to be dealt with during the process of development of the Bulk Active and, therefore, Entropin and Mallinckrodt shall each designate one (1) technical representative to meet on a regular basis, but no less often than quarterly, during the term hereof to discuss the development of the Bulk Active hereunder. These meetings are for informational and coordination purposes only and such representatives shall not have the right, by their joint agreement or otherwise, to modify any term or provision of this Agreement, which modification may be accomplished only by a writing executed by authorized individuals of both of the parties hereto. Each party may change its designated technical representative at any time immediately and upon notice to the other party.

     (b) In addition to the meetings contemplated by subsection (a) above, Mallinckrodt shall deliver to Entropin on the tenth day of each month during the term hereof a written report on its development activities and progress during the immediately preceding calendar month. Such report shall contain any information Mallinckrodt deems reasonably relevant but, at a minimum, such report shall indicate actual performance against the timetable and milestones set forth in Exhibit A, any problems in development that have been encountered or could reasonably be anticipated (along with the reasons therefor and the proposed solutions, if any, to such problems) and any changes in specifications or any other term or provision hereof that Mallinckrodt feels is reasonably indicated.

     (c)  No less often than quarterly senior executives of both
Mallinckrodt and Entropin shall meet, at a time and place satisfactory to all participants, to discuss any issues or problems relating to the performance of either party hereunder and to discuss the resolution of any such problems or issues.

     (d) Upon reasonable advance notice, Entropin shall have the right to inspect any production facilities or systems, and any production or quality control records of Mallinckrodt used directly in or related to the development of Bulk Active hereunder.

     3.  Ownership of Technology.
         -----------------------

     (a) It is understood by the parties that Mallinckrodt will have sole and exclusive ownership of the Drug Master File with respect to the Bulk Active that is generated as a consequence of the development activities hereunder.

     (b) Except as set forth in subsection (a) immediately above, Entropin shall have sole and exclusive ownership of any patented or other technology or intellectual property arising out of the development activities of Mallinckrodt hereunder ("Entropin Technology"), except for (i) any technology utilized by or developed by Mallinckrodt to the extent related to the process of manufacture of the Bulk Active, whether or not such technology is unique to such manufacturing process or has application relative to the manufacture or production of one or more other chemical substances and (ii) any technology related in any way to the discovery, development or production of any other chemical substance, which technology was known to or in the possession of Mallinckrodt on or prior to the date hereof.

     (c) Entropin hereby agrees to indemnify, defend and hold harmless Mallinckrodt, its personnel, agents and representatives from and against any and all claims, losses, costs, damages or injuries of any kind (including, without limitation, reasonable attorneys' fees) arising out of or resulting from any actual or alleged infringement of, misappropriation of or interference with the rights of any third party by the Entropin Technology or by Entropin in any manner in connection with the Entropin Technology.

     4.  Consideration for Development Services.
         --------------------------------------

     (a) Subject to the provisions of Section 1(b) above, Mallinckrodt agrees to develop the Bulk Active in accordance with the terms hereof, and in particular the performance of such duties and tasks as are necessary to accomplish the milestones set forth on Exhibit A attached hereto, entirely at its own cost and expense.

     (b) In consideration for the performance by Mallinckrodt of its development services hereunder, Entropin agrees to enter into an agreement with Mallinckrodt, substantially in the form attached hereto as Exhibit C, whereby Mallinckrodt will have the exclusive right to supply Entropin's requirements for Bulk Active in North America.

     (c) Additionally, Entropin understands that Mallinckrodt has an interest in being involved in the marketing of any newly developed dosage formulations related to Product and Entropin agrees to make Mallinckrodt aware of its plans with respect thereto and explore with Mallinckrodt the possibility of Mallinckrodt's involvement in any such marketing.

     5.  Term and Termination.
         --------------------

     (a) This Agreement shall be in effect from the date hereof until the later of (i) the date on which Mallinckrodt certifies to Entropin in writing that it has completed the development of the Bulk Active in accordance with the requirements hereof or (ii) the execution by the parties of the agreement substantailly in the form of Exhibit C, as contemplated by the provisions of Section 4(b) above.

     (b) In addition to other provisions in this Agreement that may provide for a right of termination by either or both parties, this Agreement may be terminated by either party effective upon written notice for cause. For purposes of the immediately preceding sentence, "cause" shall mean (without limitation):

          (i) any material breach of this Agreement by the other party, which breach remains uncorrected for a period of thirty (30) days after written notice of such breach has been given to the defaulting party,

          (ii) notwithstanding clause (i) set forth immediately above, any material breach of this Agreement by the other party that is by its nature uncurable,

          (iii)the institution by the other party of voluntary proceedings in bankruptcy or under any insolvency law or law for the relief of debtors,

          (iv) the making by the other party of an assignment for the benefit of creditors or any dissolution or liquidation by said other party,

          (v) the filing of an involuntary petition under any bankruptcy or insolvency law against the other party, if such petition is not dismissed or set aside within sixty (60) days from the date of its filing,

          (vi) the appointment of a receivor or trustee for the assets or business of the other party, if such appointment is not dismissed or set aside within sixty (60) days from the date of such appointment, or

          (vii)The other party, in connection with its performance hereunder, violates or is in material violation of any laws, rules or regulations applicable with respect to its performance hereunder.

     (c) This Agreement may be terminated by Entropin, effective upon written notice by Entropin to Mallinckrodt, in the event that Mallinckrodt has failed by more than three (3) months to meet the completion dates for any of milestone numbers 7, 9 or 14 as set forth on Exhibit A; provided that, Entropin shall not have the right to so terminate this Agreement in the event that Mallinckrodt's failure to meet any applicable completion date is (i) not due to any action or inaction on the part of Mallinckrodt but instead is a consequence of unavoidable and/or reasonably unforseeable circumstances or (ii) is due in whole or in part to any action of or omission to act by Entropin.

     (d) The rights and obligations of the parties contained in Sections 7 and 8 shall survive termination or expiration of this Agreement for any reason.

     (e) In the event of any termination of this Agreement by Entropin under and pursuant to subsections (b) or (c) of this Section 5, Mallinckrodt shall have no right to any of the consideration to be provided to Mallinckrodt by Entropin pursuant to subsections (b) and (c) of Section 4 hereof and in the event that on the date of any such termination by Entropin, the agreement attached hereto as Exhibit C has been executed it shall be deemed terminated on and as of such date by the mutual consent of the parties.

     6.    Force Majeure.
           -------------

     Neither party shall be charged with any liability for delay in performance of an obligation under this Agreement to the extent, and for so long as, such delay is due to delays caused by acts of God or the public enemy, compliance in good faith with any applicable domestic or foreign governmental or judicial regulation or order, war, civil commotion, destruction of production facilities or materials by fire, flood, earthquake or storm, riots, labor strikes or disturbances, unusually severe weather, interruption of raw material supply beyond the reasonable control of the affected party, actions by the FDA or other governmental (state or federal agencies) which prevent or restrict development or manufacture, or any other cause beyond the reasonable control of the affected party ("Force Majeure"), provided that the affected party (i) shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible, (ii) shall give prompt notice to the other party of the commencement of such cause and (iii) shall give prompt notice to the other party of the termination of such cause. In the event such cause continues for more than one hundred eighty (180) days, the other party shall have the right to terminate this Agreement by written notice to the affected party by specific reference to this section of the Agreement.

     7.   Indemnification.
          ---------------

     (a) Entropin shall indemnify, defend, and hold harmless Mallinckrodt, its officers, directors, agents, owners, and employees from and against any and all loss, damage, claim injury, cost or expense, including reasonable attorney's fees and expenses of litigation, in connection with any illness or personal injury, including death, or property damage that arises out of Entropin's negligence or willful misconduct or material breach of the terms of this Agreement; provided that:

          (i) Entropin is notified promptly of any claim or lawsuit for which indemnification is sought,

          (ii) Entropin is given complete control over the conduct and disposition of any such claim or lawsuit, and

         (iii) Entropin receives Mallinckrodt's full cooperation during the pendency of such claim or lawsuit.

     (b) Mallinckrodt shall indemnify, defend, and hold harmless Entropin, its officers, directors, agents, owners, and employees from and against any and all loss, damage, claim, injury, cost or expense, including reasonable attorney's fees and expenses of litigation, in connection with any illness or personal injury, including death, or property damage that arises out of Mallinckrodt's negligence or willful misconduct or material breach of the terms of this Agreement; provided that:

          (i) Mallinckrodt is notified promptly of any claim or lawsuit for which indemnification is sought,

          (ii) Mallinckrodt is given complete control over the conduct and disposition of any such claim or lawsuit, and

         (iii) Mallinckrodt receives Entropin's full cooperation during the pendency of such claim or lawsuit.

     8.   Confidentiality.
          ---------------

     (a) During the term of this Agreement it may be necessary for one party to disclose to the other (but only to those individuals who need to know) certain confidential information including, but not limited to certain business information and intellectual property ("Confidential Information"). For a period of five (5) years after the termination or expiration of this Agreement, the party receiving any such Confidential Information from the disclosing party hereunder shall exercise due care at all times to prevent the disclosure of such information to any third party without the consent of the disclosing party or the use of Confidential Information in a manner not authorized by the disclosing party.

     (b) The obligations of confidentiality set forth in subsection (a) above shall not apply to:

          (i) information which is known to the receiving party prior to disclosure or is independently developed by the receiving party, as evidenced by such party's written records,

          (ii) information disclosed to the receiving party hereunder by a third party who has a right to make a disclosure and does not have an obligation of confidentiality to the disclosing party hereunder with respect to such information,

          (iii)information which is or becomes (through no breach or fault of the receiving party) patented, published or otherwise part of the public domain, and

          (iv) information which is required to be disclosed under penalty of law, provided that the receiving party has taken all reasonable steps available (short of the institution of legal action) to protect this information and, prior to any disclosure, notifies the disclosing party hereunder of its obligation to make the disclosure and provided further, that the disclosing party takes all steps necessary to limit the disclosure to that portion of the Confidential Information which is absolutely required to be disclosed.

     9.   Remedies Cumulative.
          -------------------

     The remedies provided in this Agreement shall be cumulative and shall not preclude assertion by any party hereto of any other rights (whether legal or equitable in nature) or the seeking of any other remedies against any other party hereto.

     10.  Binding Effect and Assignment.
          -----------------------------

     This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns; provided, however, that neither party shall, without the prior written consent of the other party (which will not unreasonably be withheld), assign or transfer any of its rights, benefits, obligations, or other interest under this Agreement to any other party.

     11.  Notices.
          -------

     All notices, consents, approvals or other notifications required to be sent by one party to the other party hereunder shall be in writing and shall be deemed served upon the other party if delivered by hand or sent by United States registered or certified mail, postage prepaid, with return receipt requested, or by facsimile, air courier or telex, addressed to such other party at the address set out below, or the last address of such party as shall have been communicated to the other party. If a party changes its address, written notice shall be given promptly to the other party of the new address. Notice shall be deemed given on the day it is sent (in the case of delivery by method other than hand delivery) or the date of delivery (in the case of delivery by hand) in accordance with the provisions of this paragraph. The addresses for notices are as follows:

          If to Mallinckrodt:

               Mallinckrodt Inc.
               c/o Pharmaceutical Chemicals Division
               16305 Swingley Ridge Drive
               Chesterfield, Missouri 63017
               Attn:  Michael K. Milosovich

          with a copy to:

               Mallinckrodt Inc.
               16305 Swingley Ridge Drive

               Chesterfield, Missouri 63017
               Attn:  C. Stephen Kriegh and
               Jake A. Larimer

          If to Entropin:
               Entropin, Inc.
               45926 Oasis Street
               Indio, California 92201
               Attn:  Thomas T. Anderson, Chairman
               Attn:  Higgins D. Bailey, President and CEO

     12.  Governing Law and Jurisdiction.
          ------------------------------

     This Agreement shall be governed by and construed in accordance with the substantive and procedural laws (as opposed to the conflicts of law provisions) of the State of Missouri.

     13.  Waiver.
          ------

     The failure by any party to exercise any of its rights hereunder or to enforce any of the terms or conditions of this Agreement on any occasion shall not constitute or be deemed a waiver of that party's rights thereafter to exercise any rights hereunder or to enforce each and every term and condition of this Agreement.

     14.  Severability.
          ------------

     A determination that any portion of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any of the remaining portions hereof or of this Agreement as a whole. In the event that any part of any of the covenants, sections or provisions herein may be determined by a court of law or equity to be overly broad or against applicable precedent or public policy, thereby making such covenants, sections or provisions invalid or unenforceable, the parties shall attempt to reach agreement with respect to a valid and enforceable substitute for the deleted provisions, which shall be as close in its intent and effect as possible to the deleted portions.

     15.  Headings.
          --------

     The parties agree that the section and article headings are inserted only for ease of reference, shall not be construed as part of this Agreement, and shall have no effect upon the construction or interpretation of any part hereof.

     16.  Counterparts.
          ------------

     This Agreement may be executed in several counterparts, and each executed counterpart shall be considered an original of this Agreement.

     17.  Entire Agreement.
          ----------------

     This Agreement and the exhibits attached hereto represent the entire agreement and understanding of the parties hereto with respect to their subject matter and supercede any and all prior agreements, understanding or discussions, whether written or oral, between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



ENTROPIN, INC.                MALLINCKRODT INC.
                              Pharmaceutical Chemicals Division


By:/s/ HIGGINS BAILEY         By: /s/ MICHAEL K. MILOSOVICH
   -------------------------     --------------------------------
                                 Michael K. Milosovich, President

                                Exhibit C

                            SUPPLY AGREEMENT

     THIS AGREEMENT, is effective on and as of the 1st day of January, 1997, by and between Entropin, Inc. ("Entropin") and Mallinckrodt Inc. acting by and through its Pharmaceutical Chemicals division
("Mallinckrodt").

     WHEREAS, Mallinckrodt has previously performed development services for Entropin relative to the bulk active substance ("Bulk Active") contained in the dosage pharmaceutical product known as Esterom ("Product") pursuant to that certain Agreement between Entropin and Mallinckrodt dated January 1, 1997 ("Development Agreement");

     WHEREAS, in order to market Product effectively Entropin is in need of a stable source of supply of Bulk Active and Mallinckrodt has the expertise and capability to supply Entropin with its requirements for Bulk Active on a long-term basis; and

     WHEREAS, in consideration of the development services provided by Mallinckrodt pursuant to the Development Agreement, as recited in Section 4(b) of said Development Agreement Entropin is willing to purchase all of its requirements for Bulk Active from Mallinckrodt on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the promises, covenants and representations of the parties set forth herein, and other good and sufficient consideration receipt of which is hereby acknowledged, Entropin and Mallinckrodt agree as follows:

1.   Requirements for Bulk Active
     ----------------------------

     (a) Entropin hereby agrees to purchase from Mallinckrodt, during the term of this Agreement and any renewal hereof and on the terms and conditions set forth herein, all of its North American requirements for the Bulk Active, the specifications for which substance are set forth on Exhibit A attached hereto.

     (b) Entropin further grants Mallinckrodt a right of first refusal to supply Entropin's Bulk Active requirements for all other portions of the world outside of North America. In the event that, at any future time during the term hereof, Entropin determines that it requires any Bulk Active for markets outside North America, Entropin shall give Mallinckrodt notice thereof in reasonable detail and Mallinckrodt shall have the right, by return notice to Entropin within sixty (60) days of Entropin's original notice, to exercise its right of first refusal to provide Bulk Active on a competitive basis and otherwise on terms and conditions that are substantially similar to those set forth herein.

     2.   Representations and Warranties of the Parties
          ---------------------------------------------

     (a) Mallinckrodt warrants that: (i) it is a corporation, duly organized, validly existing and in good standing under the laws of the state of New York, (ii) this agreement has been duly executed and delivered by Mallinckrodt and constitutes the legal, valid and binding obligation of Mallinckrodt enforceable in accordance with its terms, (iii) Bulk Active supplied hereunder shall conform to the specifications set forth on Exhibit A attached hereto (hereafter, "Specifications") and will be manufactured in accordance with current Good Manufacturing Practices ("cGMP") as defined by the FDA, and (iv) Product shall not, at the time of shipment or delivery, be merchandise which may not be introduced into interstate commerce under the Act or be merchandise which may not be legally transported or sold under the provisions of any other applicable federal, state, or municipal law. MALLINCKRODT MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO BULK ACTIVE. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED.

     (b) Entropin warrants that: (i) it is a corporation, duly organized, validly existing and in good standing under the laws of the state of California, (ii) this agreement has been duly executed and delivered by Entropin and constitutes the legal, valid and binding obligation of Entropin enforceable in accordance with its terms, and (iii) it shall comply with all applicable federal, state, and known municipal statutes, laws, ordinances and regulations, including but not limited to the Act and state equivalents regarding distribution, disposal, promotion, and sale of Product incorporating any Bulk Active supplied hereunder.

     3.   Supply of Product and Forecasts
          -------------------------------

     (a) Mallinckrodt agrees to supply on a timely basis to Entropin such amount of Bulk Active as Entropin shall request from Mallinckrodt in writing, by purchase order or other written acknowledgment. Notwithstanding any other provision hereof, the terms of any purchase order, written acknowledgment or other document submitted by either Entropin or Mallinckrodt shall in no case be deemed as varying or, in any manner inconsistent herewith, as supplementing the terms of this Agreement. All written requests for Bulk Active by Entropin are subject to acceptance by Mallinckrodt.

     (b) At least sixty (60) days prior to the start of the calendar quarter commencing on January 1, 1998 and at least sixty (60) days prior to the start of every calendar quarter thereafter during the term hereof, Entropin shall submit to Mallinckrodt a twelve (12) month rolling forecast for orders Entropin expects to place for Bulk Active. The portion of such forecast relating to the next calendar quarter shall constitute a firm purchase order by Entropin for amounts of Bulk Active listed on the forecast as required by Entropin during said calendar quarter. Absent agreement of the parties to the contrary and subject to the provisions of Section 10 below, Mallinckrodt shall be obligated to deliver any firm forecasted portion of the rolling annual forecast provided for herein no later than sixty (60) days after the commencement of the calendar quarter for which the forecast is firm. Any orders for Bulk Active by Entropin, if not rejected by Mallinckrodt within ten (10) days of receipt, shall be considered accepted and are not subject to change without the written consent of Entropin and Mallinckrodt.

     (c)  All Bulk Active shall be delivered F.O.B. destination.

     (d) Mallinckrodt shall provide to Entropin a complete certificate of analysis for any lot of Bulk Active delivered to Entropin hereunder and shall further provide such other documentation as Entropin shall reasonably request. Entropin shall be responsible to pay Mallinckrodt its out-of-pocket costs in providing any documentation (other than a certificate of analysis) relative to the supply of Bulk Active hereunder.

     (e) Mallinckrodt will use its best reasonable efforts to supply Bulk Active to Entropin as and when Entropin requests delivery of Bulk Active.

4.   Consideration and Payment.
     -------------------------

     (a) For each liter (of the first 1000 liters ordered) of Bulk Active supplied to Entropin hereunder, Entropin agrees to pay Mallinckrodt the sum of Two Thousand Four Hundred Dollars ($2,400). For each liter above the initial 1000 liters ordered, Entropin agrees to pay Mallinckrodt the sum of One Thousand Six Hundred Fifty Dollars ($1,650). The prices set forth in the preceding two sentences shall, whichever is applicable, be referred to herein as the "Basic Price".

     (b) The parties agree that the Basic Price shall remain firm through the end of the first anniversary hereof. For purposes hereof, the term "contract year" shall mean each consecutive twelve (12) month period occurring during the term hereof, beginning with the twelve (12) month period commencing on January 1, 1997 and ending on December 31, 1997.

     (c) Notwithstanding the immediately foregoing subsection (b), it is the intent of the parties hereto that increases or decreases in the cost of key raw materials, process chemicals, labor, steam and electricity and any other manufacturing costs incurred by Mallinckrodt or anyone on Mallinckrodt's behalf and related directly to the production of Bulk Active hereunder shall be passed through to Entropin in the form of an adjustment to the Basic Price, (whichever one is applicable) for Bulk Active. Any adjustments to the Basic Price (whichever one is applicable) shall be made on an annual basis, effective at the beginning of each contract year during the term hereof. Mallinckrodt will notify Entropin of the nature and amounts of any increases or decreases to the Basic Price (whichever one is applicable) within fifteen (15) days after the commencement of any contract year for which such adjustments are effective and shall, in connection therewith, provide such documentation as Entropin shall reasonably request in support of such price adjustments. The adjustments that shall be made by Mallinckrodt to the Basic Price (whichever one is applicable) on an annual basis for any particular contract year during the term hereof are as follows:

          (i) increases or decreases in the raw materials (A) Cocaine Alkaloid and (B) salt of cocaine, in both cases determined from the average annual cost of the aforementioned raw materials during the immediately previous contract year, with average annual cost being determined utilizing the value of beginning inventory for the prior contract year as adjusted for raw material used during such fiscal year on a first in, first out basis,
          (ii) increases or decreases in labor cost (A) as determined from the fully loaded labor costs chargeable during such contract year in accordance with the collective bargaining agreement between Mallinckrodt and the United Auto Workers relative to those employees who provide direct labor relative to the supply of

               Bulk Active hereunder and (B) as determined from the fully loaded labor costs of all free enterprise personnel who provide direct labor relative to the supply of Bulk Active hereunder based on the cost of their salaries and benefits at the beginning of the contract year in question,
          (iii)increases or decreases in the cost of all process chemicals utilized by Mallinckrodt for the manufacture of Bulk Active, such increases or decreases determined in each case from the average annual cost during the preceding contract year of each of the process chemicals utilized in the manufacture of Bulk Active hereunder,
          (iv) increases and decreases in the cost of steam and electricity applicable to the manufacture by Mallinckrodt of Bulk Active hereunder, such increases or decreases determined in each case from the average annual cost during the preceding contract year of such utilities, and
          (v) increases and decreases in all other manufacturing costs applicable to the manufacture by Mallinckrodt of Bulk Active hereunder, such increases or decreases determined in each case from the average annual cost thereof during the preceding contract year.

     (d) All Bulk Active supplied hereunder shall be invoiced in writing by Mallinckrodt to Entropin at the time of Bulk Active delivery. The balance of any invoice shall be due and payable within thirty
          (30) days of the date of Mallinckrodt's invoice. Payment shall be made in United States dollars. Late payment of any amount(s) due Mallinckrodt shall result in an additional charge of one percent (1%) per month, calculated from thirty-one (31) days after the date of the applicable invoice.

     (e) Notwithstanding any other provision hereof, Entropin shall have the right periodically (but no more often than annually) and upon reasonable advance notice, to employ a mutually agreed upon third party auditor to audit the books and records of Mallinckrodt as may be necessary to establish, as applicable, the elements of Mallinckrodt's cost of producing Bulk Active and therefore the correct amount of any cost increase or decrease resulting in adjustment of the Basic Price by Mallinckrodt in accordance with subsection (c) of this Section 4. In the event that, as a result of any such audit, Entropin reasonably concludes that corrections should be made in adjustments to the Basic Price with respect to any one or more calendar quarters or contract years (as applicable) then Entropin shall notify Mallinckrodt of any corrections and Mallinckrodt shall make payment for any corrections within thirty (30) days of such notification; provided that, Mallinckrodt shall not be required to make all or any portion of such payment if, within thirty (30) days of receiving such notification from Entropin, Mallinckrodt provides detailed notice to Entropin of the existence and nature of any good faith dispute Mallinckrodt has with respect to some or all of the corrections proposed. In the event Mallinckrodt disputes a portion but not all of the cost corrections as proposed by Entropin, then Mallinckrodt shall pay the undisputed portion in accordance with the relevant terms hereof. In the event that Mallinckrodt and Entropin are unable to resolve any dispute within sixty (60) days after the date on which Mallinckrodt gives notice to Entropin of any such good faith dispute, the parties may agree on a submission of such dispute to arbitration or they may pursue any remedies available to them at law or in equity for the resolution of such dispute.

5.   Returns and Inspections
     -----------------------

     (a) Entropin shall inspect all Bulk Active delivered to it within thirty (30) working days from actual receipt by using its standard inspection and sampling procedures. Bills of lading and all other necessary forms must be appropriately marked by Entropin if any shipment appears to be damaged upon arrival. All claims for shortage or breakage must be made within thirty (30) calendar days of receipt of any shipment of Bulk Active. Any claim by Entropin for defects in the manufacture of Bulk Active must be made with full particulars in writing to Mallinckrodt within ten (10) business days after any defect is identified.
          Any such claim by Entropin for defects shall be considered a rejection by Entropin of the Bulk Active in question. If Entropin shall fail to make any claims for defect or damage timely and in the manner specified above, the Bulk Active in question shall be deemed to have been accepted by Entropin.

     (b) In case of a justifiable claim for defect in any portion of the delivered Bulk Active because of its failure to conform to the specifications appearing on Exhibit A or because it is defective in material and workmanship, is adulterated or misbranded or is otherwise not merchantable, Mallinckrodt shall, without charge to Entropin, promptly replace the defective portion of Bulk Active with material which remedies the claimed defect. The parties understand and agree that the replacement of the defective portion of any Bulk Active is the responsibility of Mallinckrodt and is the sole right and remedy of Entropin with regard to defective products hereunder.

     (c) Any Bulk Active which has been rejected by Entropin in accordance herewith will be returned to Mallinckrodt, at Mallinckrodt's expense, for appropriate disposition or, if Mallinckrodt so chooses, will be disposed of or destroyed by Entropin in a reasonable and environmentally prudent manner, the cost of such disposal or destruction to be reimbursed by Mallinckrodt upon presentation by Entropin of documentation indicating the cost therefor; provided, however, that Mallinckrodt will not reimburse Entropin for an amount greater than the cost Mallinckrodt would have incurred had it disposed of such Bulk Active. If Mallinckrodt does not agree with Entropin that any shipment of Bulk Active rejected by Entropin qualified for rejection in accordance herewith, the matter will be submitted to an independent laboratory mutually agreed to by the parties whose determination shall be binding upon the parties. The cost of the analysis shall be borne by the party whose analysis was in error.

     (d) The specifications for Bulk Active set forth on Exhibit B may be amended from time to time by mutual written agreement of the parties or as required by applicable law. Any amendments requested by a party shall be subject to the consent of the other party, but such consent shall not unreasonably be withheld. Notwithstanding any other provision hereof (including Section 4 hereof) any increase in cost of Bulk Active arising from revision of the specifications requested by Entropin (which changes would not otherwise have been made by Mallinckrodt) shall be borne by Entropin.

     (e) Upon reasonable advance notice, Entropin shall have the right to inspect any production facilities or systems, and any production or quality control records of Mallinckrodt used directly in or related to the production of Bulk Active hereunder.

6.   ADE's, Complaints and Inspections
     ---------------------------------

     (a) Entropin shall notify Mallinckrodt in writing within one (1) working day of obtaining any information or knowledge concerning any visit or inspection of Entropin by the FDA regarding Product or Bulk Active and any serious or unexpected side effect, injury, toxicity, or sensitivity reaction, or any adverse drug experience reports and the severity thereof associated with Bulk Active whether or not finally determined to be related to use of the Bulk Active included in

          Product. Such notice to Mallinckrodt shall be sent by fax, to the attention of St. Louis Plant Quality Specialist and/or Quality Assurance Manager ((314) 539-8025 fax) with an original sent on the same day pursuant to the procedures set forth in
          Section 14. "Serious," as used in this Agreement, refers to an experience which results in death, permanent or substantial disability, a vegetative state, inpatient hospitalization or prolongation of hospitalization, a congenital anomaly, cancer, an overdose, or is life threatening. "Unexpected," as used in this Agreement, means an adverse drug experience that is not listed in the current labeling for the drug and includes an event that may be symptomatically and pathophysiologically related to an event listed in the labeling, but differs from the event because of greater severity or specificity.

     (b) Mallinckrodt shall notify Entropin in writing within one (1) working day of obtaining any information or knowledge concerning any visit or inspection of Mallinckrodt by the FDA regarding Bulk Active supplied to Entropin and any serious or unexpected side effect, injury, toxicity, or sensitivity reaction, any unexpected incidents, or any adverse drug experience reports and the severity thereof associated with such Bulk Active whether or not finally determined to be related to use of such Bulk Active.
          Such notice to Entropin shall be sent by fax, to the attention of an individual to be specified by Entropin with an original sent on the same day pursuant to the procedures set forth in Section 14.

     (c) Product complaint reports that might in any manner relate to the Bulk Active received by Entropin will be sent to Mallinckrodt by fax to the attention of St. Louis Plant Quality Specialist and/or Quality Assurance Manager ((314) 539-8025 fax) with an original sent on the same day pursuant to the procedures set forth in
          Section 14. Product complaint reports relating in any manner to the Bulk Active which may meet FDA Field-alert Report criteria codified at 21 CFR 314.81 (b) (1) will be communicated to Mallinckrodt within one (1) working day of receipt by Entropin, and Mallinckrodt will notify the FDA of such reports within three
          (3) working days following receipt. Mallinckrodt will investigate all complaints associated with the Bulk Active and provide a written response to such complaints, with a copy to Entropin pursuant to the procedures set forth in Section 14. Entropin will investigate all other complaints associated in any manner with Product and provide a written response to such complaints, with a copy to Mallinckrodt pursuant to the procedures set forth in Section 15.

     (d) Each party shall notify the other party in the event a party is debarred or receives notice of action or threat of action with respect to debarrment under the Generic Drug Enforcement Act of 1992.

7.   Recalls
     -------

     In the event that Entropin believes a Bulk Active recall or withdrawal is necessary, Entropin shall immediately notify Mallinckrodt. The parties will consult on the necessity of a recall or withdrawal, but if either party believes such action is necessary, it will be taken. In the event that a decision is made for a Bulk Active recall or withdrawal, Entropin shall take all actions necessary to recall or withdraw such Bulk Active. Mallinckrodt shall reimburse Entropin for all reasonable out-of-pocket expenses and costs associated with any recall to the extent and only to the extent caused by the negligence of Mallinckrodt or by Mallinckrodt's failure to manufacture Bulk Active according to applicable cGMP standards or to manufacture, package, or ship Bulk Active in accordance with the requirements of this Agreement or applicable law. To the extent that any recall or Bulk Active withdrawal is caused by the negligent act or omission to act by Entropin all costs and expenses attributable thereto shall be borne by Entropin.

8.   Term and Termination
     --------------------

     (a) This Agreement shall be in effect for a period of ten (10) years, commencing on January 1, 1997 and ending on December 31, 2006 and shall automatically be extended for successive two (2) year periods unless either party shall give notice of non-renewal in writing to the other party one (1) year in advance of the end of the initial term of this Agreement or any renewal term.

     (b) In addition to other provisions in this Agreement that may provide for a right of termination by either or both parties, this Agreement may be terminated by either party effective upon written notice for cause. For purposes of the immediately preceding sentence, "cause" shall mean (without limitation):

          (i) any material breach of this Agreement by the other party, which breach remains uncorrected for a period of thirty (30) days after written notice of such breach has been given to the defaulting party (and for purposes hereof any failure by any party to pay any amounts of money to the other party as and when due hereunder shall be deemed a material breach),

          (ii) notwithstanding clause (i) set forth immediately above, any material breach of this Agreement by the other party that is by its nature uncurable,

          (iii)the institution by the other party of voluntary proceedings in bankruptcy or under any insolvency law or law for the relief of debtors,

          (iv) the making by the other party of an assignment for the benefit of creditors or any dissolution or liquidation by said other party,

          (v) the filing of an involuntary petition under any bankruptcy or insolvency law against the other party, if such petition is not dismissed or set aside within sixty (60) days from the date of its filing,

          (vi) the appointment of a receivor or trustee for the assets or business of the other party, if such appointment is not dismissed or set aside within sixty (60) days from the date of such appointment,

          (vii)in the event the other party becomes debarred or receives notice of action or threat of action with respect to debarrment under the Generic Drug Enforcement Act of 1992, or

         (viii)the other party, in any manner in connection with its performance hereunder, violates or is in material violation of any laws, rules or regulations applicable with respect to its performance hereunder.

     (c) In the event that that certain Development Agreement between the parties hereto dated January 1, 1997 is rightfully terminated by Entropin pursuant to the provisions of subsections (b) or (c) of
          Section 5 thereof, this Agreement shall be deemed terminated by the mutual agreement of the parties and all rights or either party hereunder shall thereupon cease and determine except as set forth in subsection (d) immediately below.

     (d) The rights and obligations of the parties contained in Sections 1(b), 10 and 11 shall survive termination or expiration of this Agreement for any reason. Upon any expiration or termination of this Agreement, or failure of renewal of this Agreement, any firm orders existing at the time of expiration or termination shall remain binding on both parties.

9.   Force Majeure
     -------------

     Neither party shall be charged with any liability for delay in performance of an obligation under this Agreement, including in the case of Mallinckrodt for non-delivery of Bulk Active to Entropin, to the extent, and for so long as, such delay is due to delays caused by acts of God or the public enemy, compliance in good faith with any applicable domestic or foreign governmental or judicial regulation or order, war, civil commotion, destruction of production facilities or materials by fire, flood, earthquake or storm, riots, labor strikes or disturbances, unusually severe weather, interruption of raw material supply beyond the reasonable control of the affected party, actions by the FDA or other governmental (state or federal agencies) which prevent or restrict the sale or manufacture of Bulk Active, or any other cause beyond the reasonable control of the affected party ("Force Majeure"), provided that the affected party (i) shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible, (ii) shall give prompt notice to the other party of the commencement of such cause and (iii) shall give prompt notice to the other party of the termination of such cause. In the event such cause continues for more than one hundred eighty (180) days, the other party shall have the right to terminate this Agreement by written notice to the affected party by specific reference to this section of the Agreement.

10.  Indemnification
     ---------------

     (a) Entropin shall indemnify, defend, and hold harmless Mallinckrodt, its officers, directors, agents, owners, and employees from and against any and all loss, damage, claim injury, cost or expense, including reasonable attorney's fees and expenses of litigation, in connection with any illness or personal injury, including death, or property damage that arises out of Entropin's negligence or willful misconduct or material breach of the terms of this Agreement, provided that:

          (i) Entropin is notified promptly of any claim or lawsuit for which indemnification is sought,

          (ii) Entropin is given complete control over the conduct and disposition of any such claim or lawsuit, and

          (iii)Entropin receives Mallinckrodt's full cooperation during the pendency of such claim or lawsuit.

     (b) Mallinckrodt shall indemnify, defend, and hold harmless Entropin, its officers, directors, agents, owners, and employees from and against any and all loss, damage, claim, injury, cost or expense, including reasonable attorney's fees and expenses of litigation, in connection with any illness or personal injury, including death, or property damage that arises out of Mallinckrodt's negligence or willful misconduct or material breach of the terms of this Agreement; provided that:

          (i) Mallinckrodt is notified promptly of any claim or lawsuit for which indemnification is sought,

          (ii) Mallinckrodt is given complete control over the conduct and disposition of any such claim or lawsuit, and

          (iii)Mallinckrodt receives Entropin's full cooperation during the pendency of such claim or lawsuit.

     (c) In the event any loss, cost, damage, claim or expense relating to Bulk Active supplied and/or distributed or sold hereunder arises from the negligence, willful midconduct or material breach of this Agreement by both parties, then Mallinckrodt and Entropin shall each be responsible in connection therewith for that portion of the loss, cost, damage, claim or expense to which its actions contributed.

11.  Confidentiality
     ---------------

     (a) During the term of this Agreement it may be necessary for one party to disclose to the other (but only to those individuals who need to know) certain confidential information including, but not limited to certain business information and intellectual property ("Confidential Information"). For a period of five (5) years after the termination or expiration of this Agreement, the party receiving any such Confidential Information from the disclosing party hereunder shall exercise due care at all times to prevent the disclosure of such information to any third party without the consent of the disclosing party or the use of Confidential Information in a manner not authorized by the disclosing party.

     (b) The obligations of confidentiality set forth in subsection (a) above shall not apply to:

          (i) information which is known to the receiving party prior to disclosure or is independently developed by the receiving party, as evidenced by such party's written records,

          (ii) information disclosed to the receiving party hereunder by a third party who has a right to make a disclosure and does not have an obligation of confidentiality to the disclosing party hereunder with respect to such information,

          (iii)Information which is or becomes (through no breach or fault of the receiving party) patented, published or otherwise part of the public domain, and

          (iv) information which is required to be disclosed under penalty of law, provided that the receiving party has taken all reasonable steps available (short of the institution of legal action) to protect this information and, prior to any disclosure, notifies the disclosing party hereunder of its obligation to make the disclosure and provided further, that the disclosing party takes all steps necessary to limit the disclosure to that portion of the Confidential Information which is absolutely required to be disclosed.

12.  Remedies Cumulative.
     -------------------

     The remedies provided in this Agreement shall be cumulative and shall not preclude assertion by any party hereto of any other rights (whether legal or equitable in nature) or the seeking of any other remedies against any other party hereto.

13.  Binding Effect and Assignment.
     -----------------------------

     This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns; provided, however, that neither party shall, without the prior written consent of the other party (which will not be unreasonably withheld), assign or transfer any of its rights, benefits, obligations, or other interest under this Agreement to any other party, except that, without seeking the consent of Entropin, Mallinckrodt may assign this Agreement to any entity or person it controls, it is controlled by or is under common control with.

14.  Notices.
     -------

     All notices, consents, approvals or other notifications required to be sent by one party to the other party hereunder shall be in writing and shall be deemed served upon the other party if delivered by hand or sent by United States registered or certified mail, postage prepaid, with return receipt requested, or by facsimile with a copy by registered or certified mail, air courier or telex, addressed to such other party at the address set out below, or the last address of such party as shall have been communicated to the other party. If a party changes its address, written notice shall be given promptly to the other party of the new address. Notice shall be deemed given on the day it is sent (in the case of delivery by method other than hand delivery) or the date of delivery (in the case of delivery by hand) in accordance with the provisions of this paragraph. The addresses for notices are as follows:

          If to Mallinckrodt:

               Mallinckrodt Inc.
               c/o Pharmaceutical Chemicals Division
               16305 Swingley Ridge Drive
               Chesterfield, Missouri 63017
               Attn:  Michael K. Milosovich

          with a copy to:

               Mallinckrodt Inc.
               16305 Swingley Ridge Drive
               Chesterfield, Missouri 63017
               Attn:  C. Stephen Kriegh and
               Jake A. Larimer

          If to Entropin:
               Entropin, Inc.
               45926 Oasis Street
               Indio, California 92201
               Attn:  Thomas T. Anderson, Chairman
               Attn:  Higgins D. Bailey, President and CEO

15.  Governing Law and Jurisdiction.
     ------------------------------

     This Agreement shall be governed by and construed in accordance with the substantive and procedural laws (as opposed to the conflicts of law provisions) of the State of Missouri.

16.  Waiver.
     ------

     The failure by any party to exercise any of its rights hereunder or to enforce any of the terms or conditions of this Agreement on any occasion shall not constitute or be deemed a waiver of that party's rights thereafter to exercise any rights hereunder or to enforce each and every term and condition of this Agreement.

17.  Modifications.
     -------------

     This Agreement may not be amended or modified except by a writing specifically referring to this Agreement and executed by duly authorized representatives of both parties.

18.  Severability.
     ------------

     A determination that any portion of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any of the remaining portions hereof or of this Agreement as a whole. In the event that any part of any of the covenants, sections or provisions herein may be determined by a court of law or equity to be overly broad or against applicable precedent or public policy, thereby making such covenants, sections or provisions invalid or unenforceable, the parties shall attempt to reach agreement with respect to a valid and enforceable substitute for the deleted provisions, which shall be as close in its intent and effect as possible to the deleted portions.

19.  Headings.
     --------

     The parties agree that the section and article headings are inserted only for ease of reference, shall not be construed as part of this Agreement, and shall have no effect upon the construction or interpretation of any part hereof.

20.  Counterparts.
     ------------

     This Agreement may be executed in several counterparts, and each executed counterpart shall be considered an original of this Agreement.

21.  Entire Agreement.
     ----------------

     This Agreement and the exhibits attached hereto represent the entire agreement and understanding of the parties hereto with respect to their subject matter and supercede any and all prior agreements, understanding or discussions, whether written or oral, between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



ENTROPIN, INC.                MALLINCKRODT INC.
                              Pharmaceutical Chemicals Division


By: /s/ HIGGINS BAILEY        By: /s/ MICHAEL K. MILOSOVICH
   -------------------------     -----------------------------------
                                  Michael K. Milosovich, President